Exhibit 77(q)

Exhibits

(e)(1)   Amended Schedule A dated December 2009 to the Amended Investment Management Agreement dated April 1, 2004 between ING Series Fund, Inc. and ING Investments LLC - Filed as an Exhibit to Post-Effective Amendment No. 133 to the Registrant’s Form N-1A Registration Statement on February 24, 2010 and incorporated herein by reference.

(e)(2)   Amended Schedule A dated December 2009 to the Sub-Advisory Agreement dated March 1, 2002 between ING Investments LLC and ING Investment Management Co. LLC - Filed as an Exhibit to Post-Effective Amendment No. 133 to the Registrant’s Form N-1A Registration Statement on February 24, 2010 and incorporated herein by reference.